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                                                                    Exhibit 8(7)

                               POWER OF ATTORNEY

     LET IT BE KNOWN that I, Richard C. Vaughan, hereby revoke all Powers of Attorney authorizing any person to act as attorney-in-fact relative to Lincoln Life Flexible Premium Variable Life Account J (AKA Lincoln National Flexible Premium Life Account J), which were previously executed by me and appoint Jeremy Sachs, Stephen C. Daniel and C. Suzanne Womack, jointly and severally, my attorneys-in-fact, with power of substitution, for me in any and all capacities, to sign any and all amendments to the Registration Statement for Lincoln Life Flexible Premium Variable Life Account J, and to file such amendments, with exhibits and other documents, with the Securities and Exchange Commission, hereby ratifying all that each attorney-in-fact may do or cause to be done by virtue of this power.

                                       /s/ Richard C. Vaughan
                                       ---------------------------
                                           Richard C. Vaughan

STATE OF INDIANA)
                )SS:
COUNTY OF ALLEN )

                       Subscribed and sworn to before me
                       this 30th day of September, 1994.

                                    /s/ Janet L. Miller
                                    ---------------------
                                        Notary Public

                       Commission Expires:  7-6-97
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